Exhibit 10.A(iii)B

Guarantee and Negative Pledge
Medium Term Notes and Commercial Paper
Programme of Ecolab Finance Pty Limited

Executed by

Ecolab Inc.

and

In favour of

Each of the Benefited Parties

F R E E H I L L
H O L L I N G D A L E
& P A G E

MLC Centre Martin Place Sydney New South Wales 2000 Australia

Telephone (02) 9225 5000 Int + (61 2) 9225 5000 Facsimile (02) 9322 4000 DX 361 Sydney

Reference: SMcG:36E

SYDNEY  MELBOURNE  PERTH  CANBERRA  BRISBANE  SINGAPORE  HANOI  HO CHI MINH CITY

CORRESPONDENT OFFICE IN JAKARTA

Liability is limited by the Solicitors Scheme under the Professional Standards Act 1994 (NSW)

Guarantee and Negative Pledge

This Deed Poll

is made on 10 July 1998:

By

Ecolab Inc.

a corporation incorporated under the laws of the State of Delaware, United States of America and having its principal place of business at Ecolab Centre, St Paul, Minnesota 55102, United States of America

(Guarantor)

IN FAVOUR OF

Each of the Benefited Parties

This deed poll witnesses that the Guarantor convenants In favour of each Benefited Party as follows:

1                                         Guarantee

The Guarantor unconditionally and irrevocably guarantees to each of the Benefited Parties the payment when due and payable of the Guaranteed Moneys.

2                                         Payments

All payments which the Guarantor is required to make under this deed poll must be made without any set off, counter claim, condition or deduction and are payable by the Guarantor to the relevant Benefited Party on demand by the Benefited Party.

3                                         Continuing obligation

The guarantee, warranties, covenants and other obligations of the Guarantor contained in this deed poll are continuing obligations of the Guarantor, despite any settlement of account or the occurrence of any other thing and remain in full force and effect until all Guaranteed Moneys owing to the Benefited Parties, contingently or otherwise, have been paid in full and the Dealer Agreement has been terminated.

4                                         Independent obligation

The guarantee contained in this deed poll is a separate and independent obligation of the Guarantor and is not to be treated as ancillary or collateral to any other right or obligation.

5                                         Avoidance of payments

If any payment or other transaction relating to or affecting the Guaranteed Moneys is void, voidable or unenforceable in whole or in part or is claimed to be void, voidable or unenforceable and that claim is upheld, conceded or compromised in whole or in part:

(a)                                  the liability of the Guarantor under this deed poll is the same as if that payment or transaction (or the void, voidable or unenforceable part of it) and any release, settlement or discharge made in reliance on any such payment or transaction had not been made; and

(b)                                 the Guarantor must promptly take all reasonable action and sign all documents reasonably required by any Benefited Party to restore to that Benefited Party the benefit of the liability of the Guarantor under this deed poll in place immediately before the payment or transaction.

6                                         Unconditional obligations

The obligations of the Guarantor under this deed poll are not released, discharged or otherwise affected by anything which but for this provision might have that effect.

7                                         No competition

Until the Guaranteed Moneys have been fully paid, the Guarantor is not entitled, and must not attempt or purport, to:

(a)                                  be subrogated to the rights of any Benefited Party under a Document;

(b)                                 claim or receive the benefit of any document or agreement in relation to a Document of which any Benefited Party has the benefit, any moneys held by any Benefited Party under a Document or any other rights of any Benefited Party under a Document.

8                                         Representations, warranties and undertakings

8.1                               Representations and warranties

The Guarantor represents and warrants to the Benefited Parties as follows:

(a)                                  the Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware;

(b)                                 the execution, delivery and performance by the Guarantor of this deed poll are within the Guarantor’s corporate powers, have been duly authorised by all necessary corporate action, and do not contravene:

(1)                                  the Guarantor’s restated certificate of incorporation or by-laws; or

(2)                                  any law or any contractual restriction binding on or affecting the Guarantor;

(c)                                  no authorisation or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Guarantor of this deed poll except any such approvals, notices, actions or filings which have already been made, obtained or given;

(d)                                 this deed poll is legal, valid and binding on the Guarantor enforceable against the Guarantor in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganisation, moratorium or similar laws affecting creditors’ rights generally and to general principles of equity;

(e)                                  the consolidated balance sheets of the Guarantor and its Consolidated Subsidiaries as of December 31, 1997 and the related statements of income, cash flows and shareholders’ equity of the Guarantor and its Consolidated Subsidiaries for the fiscal year then ended, copies of which have been furnished to the Arranger, each Dealer, the Registrar and the I&P Agent fairly present the financial condition of the Guarantor and its Consolidated Subsidiaries as at such date and the consolidated results of the operations of the Guarantor and its Consolidated Subsidiaries for the period ended on such date, all in accordance with GAAP consistently applied;

(f)                                    there are no pending actions, suits or proceedings against the Guarantor or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official, in which there is (in the best judgement of the Guarantor), a reasonable possibility of an adverse decision which would affect:

(1)                                  the business, consolidated financial position or consolidated results of operations of the Guarantor and its Consolidated Subsidiaries, to the extent that there is (in the best judgment of the Guarantor) a reasonable possibility that such decision would prevent the Guarantor from discharging its obligations in accordance with the terms of this deed poll; or

(2)                                  the legality, validity or enforceability of this deed poll;

(g)                                 United States federal income tax returns of the Guarantor and its Subsidiaries have been examined and closed through the year ended December 31, 1990.  The Guarantor and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Guarantor or any of its Subsidiaries, except such taxes or assessments, if any, as are being contested in good faith by appropriate proceedings.  The charges, accruals and reserves on the books of the Guarantor and its Subsidiaries in respect of taxes are, in the opinion of the Guarantor, adequate;

(h)                                 each of the Guarantor’s Subsidiaries is a corporation duly incorporated, validly existing and in good standing (or the equivalent under applicable local law) under the laws of its jurisdiction of incorporation, and has all corporate powers and all governmental licenses, authorisations, consents and approvals required to carry on its business as now conducted, except in each case where the failure to do so could not reasonably be expected to affect:

(1)                                  the business, consolidated financial position or consolidated results of operations of the Guarantor and its Consolidated Subsidiaries to the extent that there is a reasonable possibility that such failure would prevent the Guarantor from discharging its obligations in accordance with the terms of this deed poll, or

(2)                                  the legality, validity or enforceability of this deed poll;

(i)                                     there are no pending or, to the knowledge of the Guarantor, threatened actions, suits or proceedings against the Guarantor or any of its Subsidiaries before any court or arbitrator or other governmental agency or authority arising out of or relating to hazardous waste disposal or environmental compliance or asserting a claim for damages based upon the use or other application of any products of the Guarantor or any of its Subsidiaries, in which there is (in the best judgement of the Guarantor) a reasonable possibility of an adverse decision which would affect the business, consolidated financial position or consolidated results of operations of the Guarantor and its Consolidated Subsidiaries to the extent that there is (in the best judgement of the Guarantor) a reasonable possibility that such decision would prevent the Guarantor from repaying its obligations under this deed poll in accordance with the terms hereof; and

(j)                                     the Guarantor has disclosed in writing to the Arranger, the Dealers, the I&P Agent and the Registrar all other information (if any) with respect to the condition or operations, financial or otherwise, of the Guarantor or any of its Subsidiaries that is known to it and could reasonably be expected to be material to the decision of a person to subscribe for or buy any Commercial Paper or MTNs, or to the decision of any other Benefited Party to become a party to the Documents to which it is a party, or to the decision of a Dealer to become a Dealer in relation to an issue of any Series of Commercial Paper or MTNs.

The representations and warranties in this clause 8.1 are made by the Guarantor on the date of this deed poll and (with reference to the facts and circumstances then subsisting) on each date on which any Commercial Paper or MTNs are issued, or on which any Dealer agrees to act as Dealer in respect of the issue of any Series of Commercial Paper or MTNs, except that on any repetition:

(k)                                  clause 8.1(e) will be taken to refer to the financial statements most recently delivered to the Arranger, Dealers, I&P Agent and Registrar under clause 8.2(b)(2): and

(l)                                     clause 8.1(j) will be taken to refer only to information with respect to any material adverse change in the condition or operations, financial or otherwise, of the Guarantor or any of its Subsidiaries since the date of this deed poll or the date of any report furnished to the Arranger, the Dealers, the I&P Agent and the Registrar under clause 8.2(b).

8.2                               Positive undertakings

The Guarantor will:

(a)                                  compliance with laws: comply, and cause each of its Subsidiaries to comply, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith and where failure to do so could not reasonably be expected to adversely affect:

(1)                                  the ability of the Guarantor to perform its obligations under this deed poll; or

(2)                                  the legality, validity or enforceability of this deed poll;

(b)                                 reporting requirements: furnish to the Arranger, the Dealers, the I&P Agent and the Registrar:

(1)                                  as soon as available and in any event within 60 days after the end of each of the first three quarters of each financial year of the Guarantor, the consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries as of the end of such quarter and the consolidated statements of income and cash flows of the Guarantor and its Consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by a designated financial officer of the Guarantor;

(2)                                  as soon as available and in any event within 120 days after the end of each financial year of the Guarantor, a copy of the annual report for such year for the Guarantor and its Consolidated Subsidiaries, containing financial statements for such year certified as true and fair (or an equivalent customary certification) by Coopers & Lybrand or other independent public accountants of good reputation and standing;

(3)                                  simultaneously with the delivery of each set of financial statements referred to in clauses 8.2(b)(1) and 8.2(b)(2), a certificate of the chief financial officer or treasurer or assistant treasurer of the Guarantor to the effect that clause 8.3(a) has been complied with and setting out the percentage of consolidated net assets (as described in clause 8.3(a));

(4)                                  promptly after the sending or filing thereof, copies of all reports which the Guarantor sends generally to its security holders, and copies of each report which shall be filed by the Guarantor with the United States Securities and Exchange Commission under section 13 of the Securities Exchange Act of 1934 of the United States of America:

(5)                                  as soon as possible and, in any event, within 3 Business Days after the Guarantor acquires actual knowledge that either of its short term or long term credit ratings assigned by Standard & Poor’s Rating Agency or Moody’s Investor Services, Inc. has changed.

written notice informing the Arranger, Dealers, I&P Agent and Registrar of such change; and

(6)                                  prior to any date on which the Debtor requests an issue of Commercial Paper or MTNs, or on which a Dealer agrees to act as a Dealer in relation to such issue, such other information known to the Guarantor with respect to any material adverse change to the condition or operations, financial or otherwise, of the Guarantor or any of its Subsidiaries as could reasonably be expected to be material to the decision of a person to subscribe for or buy any Commercial Paper or MTNs, or to the decision of a Dealer to become a Dealer in relation to an issue of Commercial Paper or MTNs.

(c)                                  corporate existence: subject to clause 8.3(b), preserve and keep, and will cause each of its Subsidiaries to preserve and keep, its corporate existence, rights, franchises and licenses in full force and effect, provided, however, that the Guarantor may terminate the corporate existence of any Subsidiary, or permit the termination of abandonment of any Subsidiary, or permit the termination or abandonment of any right, franchise or license if, in the good faith judgment of the appropriate officer or officers of the Guarantor, such termination or abandonment is not materially disadvantageous to the Guarantor and is not materially disadvantageous to the Benefited Parties;

(d)                                 insurance: maintain, and cause each of its Subsidiaries to maintain, insurance with sound and reputable insurers covering all such properties and risks as are customarily insured by, and in amounts  not less than those customarily carried by, corporations engaged in similar businesses and similarly situated;

(e)                                  properties: Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, in all material respects its properties which are deemed by the Guarantor or such Subsidiary to be necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted;

(f)                                    business: without prohibiting the Guarantor from making acquisitions or divestitures permitted under clause 8.3(b), remain in the same businesses, similar businesses or other manufacturing or service businesses reasonably related thereto, taken as a whole, as are carried on at the date of this deed poll.

8.3                               Negative undertakings

(a)                                  encumbrances:

(1)                                  Subject to clause 8.3(a)(2), the Guarantor must not and must ensure that any Subsidiary of the Guarantor does not:

(A)                              create, permit, suffer to exist, or agree to any Encumbrance securing Debt of the Guarantor or a Subsidiary; or

(B)                                attempt to do anything listed in clause 8.3(a)(1)(A) in respect of,

any of its property or assets or of the property or assets of that Subsidiary.

(2)                                  The Guarantor may, and may permit its Subsidiaries to:

(A)                              create, permit, suffer to exist, or agree to interests or Encumbrances:

(i)                                     which are Encumbrances granted by any Consolidated Subsidiary as security for any Debt owing to the Guarantor or another Subsidiary;

(ii)                                  Encumbrances on property of the Guarantor or any Subsidiary existing at the time of acquisition of such property (provided such Encumbrances encumber only such property and improvements thereon and are not imposed in contemplation of such acquisition) or incurred by the Guarantor or any Subsidiary to secure the payment of all or any part of the purchase price thereof, or to secure any Debt of the Guarantor or any Subsidiary incurred at the time of, or within 90 days after, the acquisition of such property for the purpose of financing all or any part of the purchase price thereof;

(iii)                               Encumbrances on property of any company which initially becomes a Subsidiary on or after the date of this deed poll and which Encumbrances exist at the time such company becomes a subsidiary which Encumbrances were incurred, in all cases, pursuant to contractual commitments entered into prior to and not in contemplation of such company’s becoming a Subsidiary;

(iv)                              Encumbrances, placed into effect prior to, at the time of or within 180 days of completion of, construction of new Facilities of the Guarantor or any Subsidiary (or any improvements to existing Facilities of the Guarantor or any Subsidiary) to secure all or part of the cost of construction (or improvement) of such Facilities, or to secure Debt incurred to provide funds for any such purpose (provided such Encumbrances are limited to the property upon which the construction being so financed occurred and improvements the cost of construction of which is being so financed);

(v)                                 extensions, renewals or replacements, in whole or in part, of any Encumbrance referred to in the foregoing clauses (i) to (iv), inclusive, provided that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or any part of the same property that was secured by the Encumbrance extended, renewed or replaced; and

(vi)                              over its other property or assets provided that the interests or Encumbrances over such other property or assets do not in aggregate secure Debt which exceeds 15% of the consolidated net assets of the Guarantor and its Consolidated Subsidiaries, calculated as the aggregate amount of all assets less all current liabilities (excluding current debt the term of which is renewable or extendible beyond 12 months at the option of the Guarantor or relevant Consolidated Subsidiary) of the Guarantor and its Consolidated Subsidiaries determined on a consolidated basis.

(b)                                  consolidations, mergers and sales of assets:

So long as any Commercial Paper or MTNs are outstanding, the Guarantor shall not consolidate with or merge with any other corporation or convey, transfer or lease all or a majority of its assets to any Person unless:

(1)                                  the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or a majority of the assets of the Guarantor as an entirety, as the case may be, shall be a solvent corporation organised and existing under the laws of the United States or any State thereof (including the District of Colombia), and, if the Guarantor is not such corporation, such corporation shall have executed and delivered to each Benefited Party its assumption of the due and punctual performance and observance of each covenant and condition of this deed poll (in which case, subject to satisfaction of the conditions contained in this clause 8.2(b) and such substitution and release not affecting the legality, validity or enforceability of this deed poll, such corporation shall succeed to and be substituted for the Guarantor and the Guarantor shall be relieved of its obligations under this deed poll); and

(2)                                  immediately after giving effect to such transaction, no violation of this deed poll and no Event of Default shall have occurred and be continuing.

9                                         Governing law and jurisdiction

(a)                                  This deed poll is governed by the laws of New South Wales and the Guarantor irrevocably submits to the non-exclusive jurisdiction of the courts of New South Wales.

(b)                                 The Guarantor appoints the Sydney office of Baker & McKenzie in relation to proceedings in Australia as its agent to receive service of any legal process on its behalf in connection with any Transaction Document to which it is a party without excluding any other means of service permitted by the law of the relevant jurisdiction.

All services of legal process must be addressed to :

Urgent Attention

The Managing Partner

Baker & McKenzie

Level 26, 50 Bridge Street

Sydney NSW 2000

with a copy sent by facsimile to:

Urgent Attention

The General Counsel

Ecolab Inc.

Facsimile: 1 612 225 3288.

(c)                                  The Guarantor must ensure that each process agent appointed by it remains authorised to accept service on its behalf unless and until replaced by another process agent under this clause 9(c).  If any process agent ceases to be willing or able to act as process agent the Guarantor must ensure that at all times there is another person to receive process on behalf of the Benefited Parties and it shall promptly notify the Benefited Parties of the appointment of that other person and of the acceptance of that other person of its appointment.

10                                  Definitions and interpretation

(a)                                  Unless otherwise defined in this deed poll, terms defined in the Dealer Agreement bear the same meaning when used in this deed poll.

(b)                                 In this deed poll:

Australian Tax Resident means a person who is:

(a)                                  either:

(1)                                  a resident of Australia (within the meaning of the Income Tax Assessment Act 1936 (Cth)); or

(2)                                  a non-resident of Australia carrying on business in Australia through a permanent establishment in Australia (within the meaning of those terms in the Income Tax Assessment Act 1936 (Cth));

and

(b)                                 bliged to include interest received on the Commercial Paper of MTN (as applicable) in its assessable income as a resident of Australia or by reason of carrying on business in Australia through a permanent establishment in Australia for the purposes of the Income Tax Assessment Act 1936 (Cth) or any other legislation introduced in connection with the taxation laws improvement program in Australia;

Arranger has the meaning given in the Dealer Agreement;

Benefited Party means the Arranger, each Dealer, the Registrar, the I&P Agent and each Holder;

Commercial Paper means Promissory Notes issued by the Debtor under the Dealer Agreement;

Consolidated Subsidiary means at any date any Subsidiary the accounts of which would be consolidated with those of the Guarantor in its consolidated financial statements at such date in accordance with GAAP;

Dealer has the meaning given in the Dealer Agreement;

Dealer Agreement means the Dealer Agreement dated on or about the date of this deed poll between the Debtor, Citisecurities Limited as Arranger, and the Dealers referred to therein;

Debt means (but without duplication of any item);

(a)                                  indebtedness for borrowed money;

(b)                                 obligations evidenced by bonds, debentures, notes or other similar instruments;

(c)                                  obligations to pay the deferred purchase price of property or services, excluding trade obligations and other accounts payable arising in the ordinary course of business with a payment term of not more than 120 days;

(d)                                 obligations as lessee under leases which have been or should be, in accordance with GAAP, recorded as capital leases;

(e)                                  obligations to indemnify or reimburse any acceptor or endorser of bills of exchange drawn by the Guarantor or any Subsidiary, or any provider of guarantees, indemnities, letters of credit or similar instruments in respect of obligations or at the request of the Guarantor or any Subsidiary;

(f)                                    obligations under or in respect of direct or indirect guarantees in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of indebtedness or obligations of others of the kinds referred to in paragraphs (a), (b), (c) (d) and (e) above; and

(g)                                 liabilities in respect of unfunded vested benefits under plans covered by Title IV of the Employment Retirement Income Security Act of 1974 of the United States of America, as amended from time to time.

“Debt” shall not include contingent obligations for the liabilities of any Joint Venture Entity imposed solely as a matter of law by virtue of ownership of equity interests in such Joint Venture Entity;

Debtor means Ecolab Finance Pty Limited ACN 082 979 655;

Document means Guaranteed Commercial Paper, each Guaranteed MTN, the MTN Programme Master Note, the Dealer Agreement, the Registry Services Deed and the I&P Agency Agreement;

Encumbrance means an interest or power:

(a)                                  reserved in or over an interest in any asset including, but not limited to, any retention of title; or

(b)                                 created or otherwise arising in or over any interest in any asset under a bill of sale, mortgage, charge, lien, pledge, trust or power,

by way of security for the payment of any Debt, and includes, but is not limited to, any right of set-off or combination of accounts in respect of any deposit or loan made as part of any cash collateral or other security arrangement, or any agreement to grant or create any of the above but excludes a Permitted Securitisation Transaction;

Facility means real property, improvements thereon and fixtures used in the operations of the Guarantor or any Subsidiary;

GAAP means generally accepted accounting principles set forth in the opinions, statements and pronouncements of the Financial Accounting Standards Board, Accounting Principles Board and the American Institute of Certified Public Accounts or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination and in any event applied in a manner consistent with the application thereof used in the preparation of the financial statements referred to in clause 8;

Guaranteed Commercial Paper means Commercial Paper the ultimate beneficial holder of which is an Australian Tax Resident;

Guaranteed Moneys means in relation to a Benefited Party, all debts and monetary liabilities of the Debtor to the Benefited Party under or in relation to any Document, and in any capacity irrespective of whether the debts or liabilities:

(a)                                  are present or future;

(b)                                 are actual, prospective, contingent or otherwise;

(c)                                  are at any time ascertained or unascertained;

(d)                                 are owed or incurred as principal, interest, fees, charges, taxes, duties or other imposts, damages (whether for breach of contract or tort or incurred on any other ground), losses, costs or expenses, or on any other account;

Guaranteed MTN means an MTN the ultimate beneficial owner of which is an Australian Tax Resident;

Holder means:

(a)                                  in relation to an MTN, at any time, a person who is registered in the Register as the holder or owner of a MTN and who has rights against the Issuer under, and has the benefit of, the Master Note in respect of the MTN; and

(b)                                 in relation to Commercial Paper, at any time, a person who is the owner of the Commercial Paper;

Joint Venture Entities means the Joint Venture Entities and their subsidiaries collectively, from time to time established in accordance with the terms of the Amended and Restated Umbrella Agreement dated as of 26 June 1991 between the Guarantor and Henkel Kommanditgesellschaft auf Aktien.

Permitted Securitisation Transaction means a transaction consisting of:

(a)                                  a sale to any Person of Receivables, of the Guarantor or of any Subsidiary (in one or more transactions) which is treated as a sale under Financial Accounting Standards Board No. 125 (as in effect on the date of this deed poll), which sale is permitted hereunder; and

(b)                                 to the extent such transaction is characterised as the incurrence of debt obligations by the Guarantor or any Subsidiary, debt obligations which are non-recourse with respect to the principal amount of such debt obligations except to such Receivables (subject to warranties of good title, indemnities for losses (due to factors other than solely to the creditworthiness of the obligors of such Receivables), dilutions, offsets and other similar exceptions);

Person means any “entity” as defined in Part 3.2A of the Corporations Law;

Receivables means and includes, without limitation, all of the Guarantor’s and its Subsidiaries’ presently existing and hereafter arising or acquired accounts, accounts receivable, instruments, chattel paper, general intangibles and all present and future rights of the Guarantor and its subsidiaries to payment for goods sold or leased or for services rendered, whether or not they have been earned by performance, and all rights in any merchandise or goods which any of the same may represent, all proceeds of any of the foregoing, and all rights, title, security and guarantees with respect to each of the foregoing;

Subsidiary means any corporation or other entity of which securities having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly (through one or more Subsidiaries) owned or controlled by the Guarantor.

Executed as a deed poll:

Signed sealed and delivered for

Ecolab Inc.

by its attorney in the presence of:

/s/ Dennis J. McGuire	/s/ Steve L. Fritze
Witness	Attorney

Dennis J. McGuire	Steve L. Fritze
Name (please print)	Name (please print)